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                                                                     Exhibit 8.1





                               February 14, 1994



General American Transportation Corporation
500 West Monroe Street
Chicago, Illinois  60661

        Re: Shelf Registration of $650,000,000 of Debt Securities and Pass Through Certificates

 Ladies and Gentlemen:

  We have acted as counsel to General American Transportation Corporation, a New York corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, of a shelf Registration Statement on Form S-3 (the "Registration Statement"). The Registration Statement relates to up to $650,000,000 aggregate principal amount of debt securities and pass through certificates (the "Pass Through Certificates") that may be issued in one or more series from time to time on a delayed basis, including up to $650,000,000 of such debt securities as Medium-Term Notes, Series E (the "Medium-Term Notes").

  In rendering this opinion, we have relied upon the Internal Revenue Code of 1986, as amended, legislative history, Treasury regulations, judicial authorities, published positions of the Internal Revenue Service and such other authorities as we have considered relevant, all as in effect on the date hereof and all of which are subject to change, which change may be retroactive, or different interpretations, which interpretations may have retroactive application. This opinion is subject to the explanations and qualifications set forth under the caption "United States Federal Taxation" in the Prospectus Supplement relating to the Medium-Term Notes which constitutes a part of the Registration Statement and under the captions "Federal Income Tax Consequences" and "Certain Illinois Taxes" in the Prospectus relating to the Pass Through Certificates which constitutes a part of the Registration Statement.

  On the basis of and subject to the foregoing, we confirm that (1) the discussion set forth under the caption "United States Federal Taxation" in the Prospectus Supplement relating to





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General American Transportation
  Corporation
February 14, 1994
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the Medium-Term Notes accurately summarizes the material federal income tax consequences to holders of the ownership and disposition of the Medium-Term Notes and (2) the discussions set forth in the Prospectus relating to the Pass Through Certificates under the captions "Federal Income Tax Consequences" and "Certain Illinois Taxes" accurately summarize the material federal and Illinois income tax consequences to U.S. holders of the ownership and disposition of the Pass Through Certificates except to the extent that the characteristics of any series of Pass Through Certificates differs from the characteristics described in the Prospectus.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the caption "United States Federal Taxation" in the Prospectus Supplement relating to the Medium-Term Notes which constitutes a part of the Registration Statement and under the captions "Federal Income Tax Consequences" and "Certain Illinois Taxes" in the Prospectus relating to the Pass Through Certificates which constitutes a part of the Registration Statement.

                               Very truly yours,




                              MAYER, BROWN & PLATT